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                                   EXHIBIT 23



                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in this Annual Report (Form 10-K) of Worthington Foods, Inc. and Subsidiary of our report dated January 30, 1998, included in the 1997 Annual Report to Shareholders of Worthington Foods, Inc. and Subsidiary.

     Our audit also included the financial statement schedule of Worthington Foods, Inc. and Subsidiary listed in Item 14(a)(2). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

     We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-55842) pertaining to the 1985 Stock Option Plan, in the Registration Statement (Form S-8 No. 33-67290) pertaining to the 1993 Stock Option Plan for Non-Employee Directors, in the Registration Statement (Form S-8 No. 33-92222) pertaining to the 1995 Stock Option Plan, in the Registration Statement (Form S-8 No. 333-2904) pertaining to the Incentive Stock Purchase Plan for Eligible Employees, in the Registration Statement (Form S-8 No. 333-33041) pertaining to the Amended and Restated Articles of Incorporation, and in the Registration Statement (Form S-8 No. 333-36841) pertaining to the Tax Savings and Profit Sharing Plan of our report dated January 30, 1998, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Worthington Foods, Inc. and Subsidiary.


                                                  ERNST & YOUNG LLP



Columbus, Ohio
March 26, 1998